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                          CONSENT OF INDEPENDENT ACCOUNTANTS


     To the Trustees of Heritage
              Series Trust:


              We consent to the inclusion of Post-Effective Amendment No. 10 to the Registration Statement of Heritage Series Trust on Form N-1A of our report dated November 29, 1995, on our audit of the financial statements and financial highlights of Heritage Series Trust-Eagle International Equity Portfolio, which is included in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Registration Statement.



                                                /s/ Coopers & Lybrand L.L.P.
                                                _____________________________
     Boston, Massachusetts                      COOPERS & LYBRAND L.L.P.
     November 29, 1995
































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